Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of FreightCar America, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John E. Carroll, Jr., President and Chief Executive Officer, and Kevin P. Bagby, Vice President, Finance and Chief Financial Officer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2007	By:	/s/ JOHN E. CARROLL, JR.
John E. Carroll, Jr.
President and Chief Executive Officer

Date: March 13, 2007	By:	/s/ KEVIN P. BAGBY
Kevin P. Bagby,
Vice President, Finance and Chief Financial Officer

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.